UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 26, 2009

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On January 26, 2009, the compensation committee of the board of directors of drugstore.com, inc. (the “Company”) revised the compensation of Dawn Lepore, the Company’s chief executive officer, to increase the amount of the severance package that the Company will offer Ms. Lepore if her employment is terminated by the Company without cause or she resigns her employment for good reason, from one year of annual salary plus one year of target bonus at the levels in effect at the time of such termination to two years of annual salary plus two years of target bonus at the levels in effect at the time of such termination.

A copy of Ms. Lepore’s amended and restated offer letter is attached as Exhibit 10.1 to this current report. The foregoing description of Ms. Lepore’s compensation is qualified in its entirety by reference to the provisions of the letter attached as Exhibit 10.1 to this current report on Form 8-K.

On January 26, 2009, the board of directors approved change in control agreements for certain of the Company’s officers, including Robert P. Potter, VP, Chief Accounting Officer, Tracy Wright, VP, Chief Finance Officer, Yukio Morikubo, VP, Strategy and General Counsel, and Robert Hargadon, VP, Human Resources. These agreements provide that in the event that the Company terminates the officer’s employment without cause or he or she terminates his or her employment for good reason within one year of a change in control of the Company, the Company will pay the officer a severance payment equal to (1) one year of annual salary in effect immediately prior to the change in control or as of the end of the previous calendar year, whichever is greater, plus (2) one year of target bonus for the year of the change in control.

The foregoing description of the form of change in control agreement is qualified in its entirety by reference to the provisions of the agreement, a form of which is attached as Exhibit 10.2 to this current report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On January 26, 2009, the board of directors of the Company adopted amendments to the Company’s bylaws as follows:

•

to clarify the process by which the board or the chairman of the board may call a special meeting of stockholders to specifying that the board may call a special meeting only by a resolution adopted by a majority of the total number of authorized directors whether or not any vacancies exist in previously authorized director positions;

•	to clarify the purposes for which the board or the chairman of the board may call a special meeting of stockholders;

•	to delete references to actions taken by written consent of stockholders to avoid potential conflicts with rights granted to stockholders under Delaware law;

•	to clarify procedures for establishing a record date for actions taken by written consent of stockholders; and

•

to set forth three separate and distinct processes for advance notice of stockholder business, advance notice of director nominations at annual meetings, and advance notice of director nominations for special meetings and to detail the dates by which the Company must receive notice of any such proposal or nomination and the information that must be provided to the Company.

The foregoing description of the amendments to the Company’s bylaws is qualified in its entirety by reference to the provisions of the bylaws, a copy of which is attached as Exhibit 3.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws, dated January 26, 2009.

10.1	Letter dated December 31, 2008.

10.2	Form of Change in Control Agreement for Certain Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.
(Registrant)

By:	/s/ Yukio Morikubo
Yukio Morikubo
Vice President, General Counsel

Date: January 30, 2009